Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Nuveen Investment Trust II of our report dated November 28, 2017, relating to the financial statements and financial highlights, which appears in Nuveen Symphony Large-Cap Growth Fund’s Annual Report on Form N-CSR for the year ended September 30, 2017. We also consent to the references to us under the heading “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 21, 2018